UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         ------------------------------

       Date of Report (Date of earliest event reported): December 8, 2005


                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                   1-15345                   25-1391475
 (State or other jurisdiction  (Commission File Number)       (IRS Employer
       of incorporation)                                    Identification No.)


                  2441 Viscount Row                               32809
                   Orlando, Florida                             (Zip Code)
     (Address of principal executive offices)


       Registrant's telephone number, including area code: (407) 855-5500


         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 2 - Financial Information.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On June 30, 2005, Galaxy Nutritional Foods, Inc. (the "Company") entered into a definitive agreement (the "Asset Purchase Agreement") for the sale of substantially all of our manufacturing and production equipment to Schreiber Foods, Inc., a Wisconsin corporation ("Schreiber"), for $8.7 million in cash.

Schreiber is a privately held cheese manufacturing company with annual sales exceeding $2 billion. Schreiber's main business is contract manufacturing cheese, cheese alternative and other dairy products for many well-known companies and brands.

In connection with the Asset Purchase Agreement, we also entered into a Supply Agreement with Schreiber (the "Supply Agreement") on June 30, 2005. Pursuant to the Supply Agreement, Schreiber has become our sole source of supply of substantially all of our products and we purchase our requirements of substantially all of our products exclusively from Schreiber. As of November 14, 2005, Schreiber began to deliver such products directly to our customers. The prices for such products are based on cost conversions determined by the parties from time to time. Other material terms of the Supply Agreement are as follows:

      o The initial term of the Supply Agreement is for a period of five years from the effective date of September 1, 2005 and is renewable at our option for up to two additional five-year periods (for a total term of up to fifteen years). Since October 2005, Schreiber has begun to purchase our remaining raw materials, ingredients and packaging at our cost. If we do not exercise our first option to extend the term, then we will be obligated to pay Schreiber
            $1,500,000. If we have exercised the first option to extend the term, but we do not exercise our second option to extend the term, then we will be obligated to pay Schreiber $750,000.

      o The Supply Agreement provides for a contingent short-fall payment obligation by our Company if a specified production level is not met during the one-year period from September 1, 2006 to August 31, 2007. If a contingent short-fall payment is accrued after such one-year period, it may be reduced by the amount by which production levels in the one-year period from September 1, 2007 to August 31, 2008 exceeds the specified target level of production, if any.

On December 8, 2005, we completed the sale of substantially all of our manufacturing and production equipment to Schreiber. This sale was approved by our shareholders at a Special Meeting held on December 5, 2005. The $8,700,000 in proceeds were used to pay $1,319,582.70 to the Orange County Tax Collector for tangible personal property taxes due primarily on the sold assets and $7,374,298.98 to Beltway Capital Partners LLC (successor by assignment of Wachovia Bank, N.A.) for the termination of our term loan. The remaining proceeds balance of $6,118.32 was paid to reduce our asset-based line of credit from Textron Financial Corporation.

The unaudited pro forma condensed financial information attached as Exhibit 99.1 to this report illustrates the effects of this sale and the use of proceeds therefrom on the Company's historical financial condition and operating results.

On December 9, 2005, we issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.2 to this report.


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

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

      99.1  Unaudited  Pro  Forma   Condensed   Financial   Information   (Filed
            herewith).

      99.2 Press Release regarding sale of assets to issued by the Company on December 9, 2005 (Filed herewith).


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        GALAXY NUTRITIONAL FOODS, INC.


December 14, 2005                       By:    /s/ Michael E. Broll
                                               ---------------------------------

                                        Name:  Michael E. Broll
                                               ---------------------------------

                                        Title: Chief Executive Officer
                                               ---------------------------------


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